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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - APRIL 3, 2001


                                  FIRECOM, INC.
             (Exact name of registrant as specified in its charter)



        NEW YORK                       0-12873                   13-2934531
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


                   39-27 59TH STREET, WOODSIDE, NEW YORK 11377
          (Address of principal executive offices, including zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (718) 899-6100


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     ITEM 5.   OTHER EVENTS

          On April 3, 2001, Firecom, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with ALRM Acquisition Inc. (the "Purchaser"), a company formed by a management group led by the Company's President and Chief Executive Officer, Paul Mendez, and including other principal shareholders of the Company. Pursuant to the Merger Agreement, the Purchaser would be merged with and into the Company (the "Merger"), with the Company as the surviving corporation, each shareholder of the Company not affiliated with the management group would receive a cash price of $0.80 per share and employee stock options would be converted into the right to receive a cash payment equal to the value of such options. The Merger is subject to approval by holders of shares of the Company's stock representing two-thirds of the voting power associated with all of the Company's outstanding shares of stock. The management group currently holds 68.8% of all outstanding shares of the Company, representing more than 74% of the voting power associated with the outstanding shares. The press release and the Merger Agreement are filed as exhibits hereto.

     ITEM 7.   EXHIBITS

          (c) The following are furnished as exhibits to this report:

          10 Agreement and Plan of Merger, dated as of April 3, 2001, by and between Firecom, Inc. and ALRM Acquisition Inc.

          99   Press Release, dated April 4, 2001, issued by Firecom, Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  April 4, 2001


                                             FIRECOM, INC.


                                             By:  /s/ Paul Mendez
                                                --------------------------------
                                             Name:  Paul Mendez
                                             Title: Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer


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                                  EXHIBIT INDEX


     Exhibit             Description
     -------             -----------

     10 Agreement and Plan of Merger, dated as of April 3, 2001, by and between Firecom, Inc. and ALRM Acquisition Inc.

     99        Press Release, dated April 4, 2001, issued by Firecom, Inc.